UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

Lifeward Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd., Marlborough MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value per share	LFWD	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 13, 2026, Lifeward Ltd. (the “Company”) filed a Current Report on Form 8-K (the “Prior Form 8-K”). Item 5.02 of the Prior Form 8-K stated that upon the closing of the transactions contemplated by the Share Purchase Agreement (the “Share Purchase Agreement”), dated as of January 12, 2026, among the Company, Oramed Pharmaceuticals, Inc. (“Oramed”) and Oratech Pharma, Inc. (”Oratech”), the Board of Directors of the Company is expected to consist of six (6) members, two (2) of whom will be designated by the Company, two (2) of whom will be designated by Oramed and two (2) of whom will be external directors (each, an “External Director”) within the meaning of the Israel Companies Law, 5759-1999 (the “Israel Companies Law”). Subsequent to the filing of the Prior Form 8-K, the Company and Oramed have agreed to provide that upon the closing of the transactions contemplated by the Share Purchase Agreement, the Board of Directors of the Company is expected to consist of eight (8) members, three (3) of whom will be designated by the Company, three (3) of whom will be designated by Oramed and two (2) of whom will be External Directors.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On January 28, 2026, the Company announced that an Extraordinary General Meeting of Shareholders (the “Meeting”) of the Company will be held at 10:00 a.m. (Eastern Standard Time) on Thursday, March 12, 2026, at the Company’s offices at 2 Cabot Rd., Hudson, MA 01749, U.S.A., and filed a Preliminary Proxy Statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the Meeting. The Company intends to file the Definitive Proxy Statement on Schedule 14A with the SEC in connection with the Meeting on or about February 9, 2026 (such Definitive Proxy Statement, the “Proxy Statement”).

The agenda of the Meeting will be as follows:

1.	To approve the Company’s issuance of ordinary shares of the Company, without par value (“Ordinary Shares”), as described in the Proxy Statement:

a.	to Oramed, as consideration for the acquisition of 100% of the outstanding shares of Oratech (the “Oratech Acquisition”);

b.	to Oramed, upon the exercise of pre-funded warrants to purchase Ordinary Shares and warrants to purchase Ordinary Shares, which will be issued to Oramed in connection with the Oratech Acquisition; and

c.
to Oramed and certain investors, upon the conversion of secured convertible notes and upon the exercise of warrants to purchase Ordinary Shares, which will be issued to Oramed and such investors, pursuant to a securities purchase agreement that was entered into in connection with the Oratech Acquisition.

Shareholder approval is being solicited for the issuance of the Ordinary Shares as described in (a), (b) and (c) above in a private placement transaction (i) at less than the “minimum price” within the meaning of the Nasdaq Listing Rules, (ii) that will result in Oramed’s holding at least 45.00%, and potentially in excess of 49.99%, of the outstanding voting power of the Company and in accordance with Nasdaq Listing Rule 5635, (iii) that may be deemed a “change of control” within the meaning of the Nasdaq Listing Rules, and (iv) that is exempt from the “special tender offer” rules under the Israel Companies Law.

2.
To approve the election of the two directors named in the Proxy Statement, contingent upon and effective as of the closing of the Oratech Acquisition, each as an External Director within the meaning of the Israel Companies Law, to serve for a three-year term effective as of the closing of the Oratech Acquisition.

3.	To approve the compensation of the External Directors who may serve from time to time.

4.	To approve an increase in the number of shares available for grant under the Company’s 2025 Incentive Compensation Plan.

5.	To approve an equity grant to Mr. Mark Grant, the Company’s President and Chief Executive Officer.

6.
To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2026, and until the Company’s 2027 annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

7.	To act upon any other matters that may properly come before the Meeting or any adjournment or postponement thereof.

The proposals above will be described more fully, and details about the Meeting will be provided, in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

By:	/s/ Mark Grant
Name: Title:	Mark Grant Chief Executive Officer

Dated: January 28, 2026